Exhibit 99

MASCO CORPORATION REPORTS SECOND QUARTER 2022 RESULTS

Highlights

•Sales increased 8 percent to $2,352 million; in local currency, sales increased 11 percent
•Operating profit was $408 million and operating margin was 17.3 percent; adjusted operating profit was $414 million and adjusted operating margin was 17.6 percent
•Earnings per share was $1.18; adjusted earnings per share matched prior year at $1.14
•Repurchased 10.4 million shares for $550 million
•Anticipate 2022 earnings per share in the range of $4.19 - $4.29 per share, and on an adjusted basis, in the range of $4.15 - $4.25 per share, narrowed from the previous range of $4.15 - $4.35 per share

LIVONIA, Mich. (July 28, 2022) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its second quarter results.

2022 Second Quarter Results

•On a reported basis, compared to second quarter 2021:
•Net sales increased 8 percent to $2,352 million; in local currency and excluding acquisitions and divestitures, net sales increased 11 percent
•North American sales increased 11 percent and international sales decreased 3 percent; in local currency, North American sales increased 11 percent and international sales increased 8 percent
•Gross margin decreased 360 basis points to 32.7 percent from 36.3 percent
•Operating profit decreased 7 percent to $408 million
•Operating margin decreased 280 basis points to 17.3 percent from 20.1 percent
•Net income (loss) increased to $1.18 per share, compared to $(0.14) per share
•Compared to second quarter 2021, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 25 percent, were as follows:
•Gross margin decreased 330 basis points to 33.0 percent compared to 36.3 percent
•Operating profit decreased 5 percent to $414 million from $438 million
•Operating margin decreased 250 basis points to 17.6 percent compared to 20.1 percent
•Net income matched prior year at $1.14 per share
•Liquidity as of June 30, 2022 was $1,440 million (including availability under our revolving credit facility)
•Plumbing Products’ net sales increased 3 percent; in local currency and excluding acquisitions and divestitures, sales increased 8 percent
•Decorative Architectural Products’ net sales increased 15 percent; in local currency, sales increased 16 percent

“In this challenging environment, I am proud of the results our team has achieved in the first half of 2022,” said Masco President and CEO, Keith Allman. “We delivered another strong quarter with sales growth of 8 percent and continued to execute our capital deployment strategy by returning $614 million to shareholders through dividends and share repurchases during the quarter.”

“As we enter the second half of the year, we expect growth to be more modest than the first half and largely driven by pricing actions,” continued Allman. “We continue to position ourselves for profitable growth while mitigating the impacts of the challenging supply chain environment. Given moderating demand and additional foreign currency headwinds, we are narrowing our previous guidance and now anticipate our adjusted earnings per share for 2022 to be in the range of $4.15 to $4.25 per share, a 14 percent increase compared to 2021 at the midpoint, from our previous expectation of $4.15 to $4.35 per share,” concluded Allman.

Dividend Declaration

Masco’s Board of Directors declared a quarterly dividend of $0.28 per share payable on August 29, 2022 to shareholders of record on August 12, 2022.

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; Kichler® decorative and outdoor lighting; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The second quarter 2022 supplemental material, including a presentation in PDF format, is available on Masco’s website at www.masco.com.

Conference Call Detail

A conference call regarding items contained in this release is scheduled for Thursday, July 28, 2022 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (844) 200-6205 from the U.S., (833) 950-0062 from Canada, and (929) 526-1599 from all other locations. Please use the conference identification number 593826. Alternatively, you can pre-register for the call using this link: https://ige.netroadshow.com/registration/q4inc/11232/masco-corporation-2022-second-quarter-conference-call/

The conference call will be webcast simultaneously and in its entirety through Masco’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on Masco’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (866) 813-9403 from the U.S., (226) 828-7578 from Canada, and +44 204 525 0658 from all other locations. Please use the conference identification number 256946. The telephone replay will be available approximately two hours after the end of the call and continue through August 28, 2022.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of residential repair and remodel activity, and to a lesser extent, new home construction, our ability to maintain our strong brands and reputation and to develop innovative products, our ability to maintain our competitive position in our industries, our reliance on key customers, the duration of the ongoing COVID-19 pandemic, including its impact on domestic and international economic activity, consumer discretionary spending, our employees and our supply chain, the cost and availability of materials, our dependence on third-party suppliers and service providers, extreme weather events and changes in climate, risks associated with our international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire, our ability to attract, develop and retain talented and diverse personnel, risks associated with our reliance on information systems and technology, and risks associated with cybersecurity vulnerabilities, threats and attacks. These and other factors are discussed in detail in Item 1A. "Risk Factors" in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
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MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three and Six Months Ended June 30, 2022 and 2021
(in millions, except per common share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$2,352	$2,179	$4,553	$4,149
Cost of sales	1,583	1,388	3,080	2,658
Gross profit	769	791	1,473	1,491

Selling, general and administrative expenses	361	354	712	689
Operating profit	408	437	761	802

Other income (expense), net:
Interest expense	(28)	(25)	(53)	(227)
Other, net	17	(415)	16	(421)
	(11)	(440)	(37)	(648)
Income (loss) before income taxes	397	(3)	724	154

Income tax expense	103	12	178	55
Net income (loss)	294	(15)	546	99

Less: Net income attributable to noncontrolling interest	16	21	35	41
Net income (loss) attributable to Masco Corporation	$278	$(36)	$511	$58

Income (loss) per common share attributable to Masco Corporation (diluted):
Net income (loss)	$1.18	$(0.14)	$2.15	$0.20

Average diluted common shares outstanding	233	252	237	256

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Six Months Ended June 30, 2022 and 2021
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$2,352	$2,179	$4,553	$4,149

Gross profit, as reported	$769	$791	$1,473	$1,491
Rationalization charges	6	1	9	2
Gross profit, as adjusted	$775	$792	$1,482	$1,493

Gross margin, as reported	32.7%	36.3%	32.4%	35.9%
Gross margin, as adjusted	33.0%	36.3%	32.5%	36.0%

Selling, general and administrative expenses, as reported	$361	$354	$712	$689

Selling, general and administrative expenses as percent of net sales, as reported	15.3%	16.2%	15.6%	16.6%

Operating profit, as reported	$408	$437	$761	$802
Rationalization charges	6	1	9	2
Operating profit, as adjusted	$414	$438	$770	$804

Operating margin, as reported	17.3%	20.1%	16.7%	19.3%
Operating margin, as adjusted	17.6%	20.1%	16.9%	19.4%

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Six Months Ended June 30, 2022 and 2021
(in millions, except per common share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Income Per Common Share Reconciliations

Income (loss) before income taxes, as reported	$397	$(3)	$724	$154
Rationalization charges	6	1	9	2
Pension costs associated with terminated plans	—	413	—	422
(Earnings) from equity investments, net	—	—	—	(2)
Loss on extinguishment of debt	—	—	—	168
Fair value adjustment to contingent earnout obligation (1)	(28)	—	(24)	—
Loss (gain) on sale of business (2)	—	18	(2)	18
(Gain) on preferred stock redemption	—	(14)	—	(14)
Income before income taxes, as adjusted	375	415	707	748
Tax at 25% rate	(94)	(104)	(177)	(187)
Less: Net income attributable to noncontrolling interest	16	21	35	41
Net income, as adjusted	$265	$290	$495	$520

Net income per common share, as adjusted	$1.14	$1.14	$2.09	$2.03

Average diluted common shares outstanding, as reported	233	252	237	256
Stock option dilution (3)	—	2	—	—
Average diluted common shares outstanding, as adjusted	233	254	237	256
(1) Represents income from the revaluation of contingent consideration related to a prior acquisition.
(2) Represents a loss related to the divestiture of Hüppe GmbH (“Hüppe”) for the three and six months ended June 30, 2021. Represents a pre-tax post-closing gain related to the finalization of working capital items related to the divestiture of Hüppe for the six months ended June 30, 2022.
(3) For the three months ended June 30, 2021, 2 million of stock option dilution was included in the average diluted common shares outstanding, as adjusted to reflect what the average diluted common shares outstanding would have been if there was net income, as reported.
Outlook for the Twelve Months Ended December 31, 2022

	Twelve Months Ended December 31, 2022
	Low End	High End
Income Per Common Share Outlook

Net income per common share	$4.19	$4.29
Rationalization charges	0.03	0.03
Fair value adjustment to contingent earnout obligation (1)	(0.08)	(0.08)
(Gain) on sale of business (2)	(0.01)	(0.01)
Allocation to participating securities per share (3)	0.02	0.02
Net income per common share, as adjusted	$4.15	$4.25
(1) Represents income from the revaluation of contingent consideration related to a prior acquisition.
(2) Represents a pre-tax post-closing gain related to the finalization of working capital items related to the divestiture of Hüppe.
(3) Represents the impact of distributed dividends and undistributed earnings to unvested restricted stock awards as well as an allocation to redeemable noncontrolling interest in accordance with the two-class method of calculating earnings per share.

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
June 30, 2022 and December 31, 2021
(dollars in millions)

	June 30, 2022	December 31, 2021
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$440	$926
Receivables	1,434	1,171
Prepaid expenses and other	131	109
Inventories	1,354	1,216
Total Current Assets	3,359	3,422

Property and equipment, net	884	896
Goodwill	554	568
Other intangible assets, net	369	388
Operating lease right-of-use assets	198	187
Other assets	103	114
Total Assets	$5,467	$5,575

Liabilities
Current Liabilities:
Accounts payable	$1,128	$1,045
Notes payable	508	10
Accrued liabilities	831	884
Total Current Liabilities	2,467	1,939

Long-term debt	2,946	2,949
Noncurrent operating lease liabilities	185	172
Other liabilities	410	437
Total Liabilities	6,008	5,497

Redeemable noncontrolling interest	22	22

Equity	(563)	56
Total Liabilities and Equity	$5,467	$5,575

	As of June 30,
	2022	2021
Other Financial Data
Working Capital Days
Receivable days	52	53
Inventory days	88	77
Payable days	67	69
Working capital	$1,660	$1,352
Working capital as a % of sales (LTM)	18.9%	16.9%
Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Six Months Ended June 30, 2022 and 2021
(dollars in millions)

	Six Months Ended June 30,
	2022	2021
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$662	$610
Working capital changes	(488)	(371)
Net cash from operating activities	174	239

Cash Flows From (For) Financing Activities:
Retirement of notes	—	(1,326)
Purchase of Company common stock	(914)	(750)
Cash dividends paid	(131)	(96)
Dividends paid to noncontrolling interest	—	(43)
Issuance of notes, net of issuance costs	—	1,481
Proceeds from term loan	500	—
Debt extinguishment costs	—	(160)
Proceeds from the exercise of stock options	1	1
Employee withholding taxes paid on stock-based compensation	(17)	(14)
Decrease in debt, net	(7)	(2)
Net cash for financing activities	(568)	(909)

Cash Flows From (For) Investing Activities:
Capital expenditures	(70)	(53)
Acquisition of businesses, net of cash acquired	—	(1)
Proceeds from disposition of businesses, net of cash disposed	—	5
Proceeds from disposition of other financial investments	1	168
Other, net	(5)	3
Net cash (for) from investing activities	(74)	122

Effect of exchange rate changes on cash and cash investments	(18)	(9)

Cash and Cash Investments:
Decrease for the period	(486)	(557)
At January 1	926	1,326
At June 30	$440	$769

	As of June 30,
	2022	2021
Liquidity
Cash and cash investments	$440	$769
Revolver availability	1,000	1,000
Total Liquidity	$1,440	$1,769

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three and Six Months Ended June 30, 2022 and 2021
(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Change	2022	2021	Change
Plumbing Products
Net sales	$1,373	$1,329	3%	$2,732	$2,578	6%

Operating profit, as reported	$238	$273		$466	$525
Operating margin, as reported	17.3%	20.5%		17.1%	20.4%

Rationalization charges	—	1		—	2
Operating profit, as adjusted	238	274		466	527
Operating margin, as adjusted	17.3%	20.6%		17.1%	20.4%

Depreciation and amortization	25	24		49	50
EBITDA, as adjusted	$263	$298		$515	$577

Decorative Architectural Products
Net sales	$979	$850	15%	$1,821	$1,571	16%

Operating profit, as reported	$192	$188		$347	$330
Operating margin, as reported	19.6%	22.1%		19.1%	21.0%

Rationalization charges	6	—		8	—
Accelerated depreciation related to rationalization activity - segment	—	—		1	—
Operating profit, as adjusted	198	188		356	330
Operating margin, as adjusted	20.2%	22.1%		19.5%	21.0%

Depreciation and amortization	9	9		17	19
EBITDA, as adjusted	$207	$197		$373	$349

Total
Net sales	$2,352	$2,179	8%	$4,553	$4,149	10%

Operating profit, as reported - segment	$430	$461		$813	$855
General corporate expense, net	(22)	(24)		(52)	(53)
Operating profit, as reported	408	437		761	802
Operating margin, as reported	17.3%	20.1%		16.7%	19.3%

Rationalization charges - segment	6	1		8	2
Accelerated depreciation related to rationalization activity - segment	—	—		1	—
Operating profit, as adjusted	414	438		770	804
Operating margin, as adjusted	17.6%	20.1%		16.9%	19.4%

Depreciation and amortization - segment	34	33		66	69
Depreciation and amortization - other	2	2		4	9
EBITDA, as adjusted	$450	$473		$840	$882
  Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three and Six Months Ended June 30, 2022 and 2021
(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Change	2022	2021	Change
North American
Net sales	$1,905	$1,717	11%	$3,639	$3,246	12%

Operating profit, as reported	$356	$370		$656	$678
Operating margin, as reported	18.7%	21.5%		18.0%	20.9%

Rationalization charges	6	1		8	2
Accelerated depreciation related to rationalization activity	—	—		1	—
Operating profit, as adjusted	362	371		665	680
Operating margin, as adjusted	19.0%	21.6%		18.3%	20.9%

Depreciation and amortization	23	21		43	44
EBITDA, as adjusted	$385	$392		$708	$724

International
Net sales	$447	$462	(3)%	$914	$903	1%

Operating profit, as reported	$74	$91		$157	$177
Operating margin, as reported	16.6%	19.7%		17.2%	19.6%

Depreciation and amortization	11	12		23	25
EBITDA	$85	$103		$180	$202

Total
Net sales	$2,352	$2,179	8%	$4,553	$4,149	10%

Operating profit, as reported - segment	$430	$461		$813	$855
General corporate expense, net	(22)	(24)		(52)	(53)
Operating profit, as reported	408	437		761	802
Operating margin, as reported	17.3%	20.1%		16.7%	19.3%

Rationalization charges - segment	6	1		8	2
Accelerated depreciation related to rationalization activity - segment	—	—		1	—
Operating profit, as adjusted	414	438		770	804
Operating margin, as adjusted	17.6%	20.1%		16.9%	19.4%

Depreciation and amortization - segment	34	33		66	69
Depreciation and amortization - other	2	2		4	9
EBITDA, as adjusted	$450	$473		$840	$882
Historical information is available on our website.